Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.1

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227202) and Form S-8 (No. 333-231864, 333-220330, 333-220324) of DuPont de Nemours, Inc. of our report dated February 14, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 14, 2020